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                                                                      EXHIBIT 21

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

SIGNIFICANT SUBSIDIARIES

                                                                     State of
Name                                                  Ownership %  Incorporation
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Public Service Electric and Gas Company ...........       100      New Jersey
PSEG Power LLC ....................................       100      Delaware
PSEG Fossil LLC ...................................       100      Delaware
PSEG Energy Resources & Trade LLC .................       100      Delaware
PSEG Energy Holdings L.L.C. .......................       100      New Jersey
PSEG Resources L.L.C. .............................       100      New Jersey
PSEG Global L.L.C..................................       100      New Jersey
PSEG Global International Holdings LLC.............       100      Delaware

      The remaining subsidiaries of Public Service Enterprise Group Incorporated are not significant subsidiaries as defined in Regulation S-X.